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                           HYPERTENSION DIAGNOSTICS, INC.
                              Public Offering of Units


                                           _______________, 1998

R. J. Steichen & Company
One Financial Plaza
120 South Sixth Street
Minneapolis, MN 55402

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the Underwriting Agreement (the "UNDERWRITING AGREEMENT") between Hypertension Diagnostics, Inc., a Minnesota corporation (the "COMPANY") and you, as the Underwriter named in the Underwriting Agreement, relating to an underwritten public offering of Units ("UNITS") of the Company, each Unit consisting of one share of Common Stock, $.01 par value ("COMMON STOCK") and one Class A Warrant to purchase one share of Common Stock (the "WARRANT").

     In order to induce you to enter into the Underwriting Agreement, the undersigned agree(s) that, without your prior express written consent, the undersigned will not offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, or arrange for the contingent disposition of, any equity securities of the Company or any securities convertible into, or exercisable or exchangeable for, equity securities of the Company (except by gift to a donee who agrees to be bound by the terms hereof and except for the BONA FIDE pledge of such securities to a pledgee who agrees to be bound by the terms hereof) for a period of 180 days after the date that the Registration Statement relating to the sale of the Units has been declared effective by the Securities and Exchange Commission.

     If, for any reason, the Underwriting Agreement shall be terminated prior to the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                   Very truly yours,


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                                   Signature of Shareholder


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                                   Signature of Shareholder (IF MORE THAN ONE)


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                                   (Please Print Name)